Exhibit 99.1

Union First Market Bankshares Completes Acquisition of StellarOne Corporation

Richmond, Va., January 1, 2014 – Union First Market Bankshares Corporation (“Union”) today announced the completion of its acquisition of StellarOne Corporation (‘StellarOne”), creating the largest community banking institution headquartered in the Commonwealth of Virginia.

Under the terms of the merger agreement, StellarOne shareholders will receive 0.9739 shares of Union common stock in exchange for each share of StellarOne common stock they owned.

“Today marks the return of statewide community banking to Virginia,” said G. William Beale, president and chief executive officer of Union. “It’s been nearly 15 years since Virginians have had a bank with the footprint and scale of Union’s to call their own. The combination of two of Virginia’s largest community banks provides Union with the growth opportunities, asset base and footprint to continue to deliver a best-in-class customer experience, offer superior financial services and solutions, provide a rewarding experience for our teammates and generate top-tier financial performance for our shareholders.

“The integration work is going well and everything remains on track. Our teammates and associates have been working tirelessly to ensure a smooth integration. I want to thank them for their customer focus during this transition period,” Beale concluded.

Based on financials reported on September 30, 2013, the combined company has total assets of $7.1 billion, deposits of $5.7 billion and loans of $5.3 billion. Union will operate in all major Virginia markets, deepening its presence in its current footprint and expanding in key trade areas, and will have the fifth largest branch network in Virginia. Union will continue to operate Union First Market Bank and StellarOne Bank separately until their systems are converted in May 2014.

ABOUT UNION FIRST MARKET BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union First Market Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union First Market Bank, which has 90 branches and more than 150 ATMs throughout Virginia and StellarOne Bank, which has 55 branches and more than 60 ATMs throughout Virginia as well as trust and wealth management services. Non-bank affiliates of the holding company include: Union Investment Services, Inc., which provides full brokerage services; Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products. Union First Market Bank also owns a non-controlling interest in Johnson Mortgage Company, L.L.C.

Additional information on the Company is available at http://investors.bankatunion.com

Union First Market Bankshares

January 1, 2014

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Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Union intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Union’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of Union include, but are not limited to: (1) the businesses of Union and StellarOne may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in Union’s market areas; Union’s implementation of new technologies; Union’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines; and (6) other risk factors detailed from time to time in filings made by Union with the Securities and Exchange Commission. Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications